Exhibit 99.1
AVERY DENNISON REPORTS SECOND QUARTER 2007 EARNINGS

Highlights
•	Reported net income per share of $0.87 for the second quarter, compared to $1.12 per share for last year
•	Adjusted earnings per share (EPS) of $1.02, up 3 percent, excluding the impact of discontinued operations, the Paxar acquisition, restructuring charges and other items
•	Net sales of $1.52 billion, up 8.1 percent from the second quarter of 2006
•	Organic sales growth of approximately 2 percent
•	Company completed acquisition of Paxar Corporation on June 15, 2007
•	Cost synergies expected to be higher and realized sooner than initial estimates

•	Annualized cost synergy target raised to $115-$125 million, from $90-$100 million

•	Estimated EPS accretion of $0.40-$0.50 in 2008 and $0.90-$1.00 when completed
•	Company revised 2007 EPS outlook to $3.90-$4.10 including Paxar (before restructuring charges and integration costs)
     PASADENA, Calif. — July 24, 2007 — Avery Dennison Corporation (NYSE:AVY) today reported net income of $85.8 million or $0.87 per share for the second quarter, compared to $112 million or $1.12 per share for the same period last year. Second quarter 2007 results included Paxar acquisition-related expenses, including software impairment charges, two weeks of operating results from Paxar and higher interest associated with the transaction. The net effect of the Paxar acquisition and other items reduced net income by approximately $0.15 per share for the quarter. Second quarter 2006 results included a net benefit of $0.13 per share related to discontinued operations, net of other items.
     The Company reported adjusted earnings of $100.9 million or $1.02 per share for the second quarter of 2007, compared with $99.5 million or $0.99 per share for the same period last year. These adjusted results exclude the impact of discontinued operations, the Paxar acquisition, restructuring and asset impairment charges, and other items.

     Net sales for the second quarter were $1.52 billion, an increase of 8.1 percent from $1.41 billion for the same quarter last year. Organic sales growth, which excludes the impact of acquisitions, divestitures and foreign currency translation, was 2 percent. This increase reflected higher unit volumes, partially offset by negative changes in pricing and product mix.
     “Net income from continuing operations continued to grow during the second quarter, despite a relatively slow market for roll label materials in North America and a more competitive pricing environment,” said Dean A. Scarborough, president and chief executive officer. “Most importantly, the North American roll label material business achieved its first positive volume comparisons in two years. The Company’s earnings growth was below expectations, however, and we have lowered the earnings outlook for the year.”
     Avery Dennison completed the acquisition of Paxar on June 15, 2007 and is merging the company with its Retail Information Services segment (RIS), which serves the global retail information and brand identification market. The Company has raised the estimates of the cost synergies from the transaction to $115-$125 million, from $90-$100 million. EPS accretion is now estimated to be $0.40-$0.50 in 2008, rising to $0.90-$1.00 when fully integrated, up from initial estimates of $0.60 to $0.70 upon completion. One-time costs related to the integration, including charges associated with the consolidation of the two companies’ information systems, are now expected to be in the range of $175 to $210 million, up from initial estimates of $150 to $175+ million. An estimated 15 percent of the one-time costs are expected to take the form of non-cash charges.
     “During the second quarter, we completed one of the most important acquisitions in the history of the Company,” said Scarborough. “The combining of Paxar with RIS is a transformative event for Avery Dennison and will enable us to serve a worldwide market for retail information and brand identification of more than $15 billion.”
     “We are pleased with the progress of the integration,” Scarborough added. “We have retained a significant number of senior level Paxar executives and the leadership team represents a good blend of managers from both companies. Our teams have done a great job of identifying more savings than we initially expected, developing plans to achieve those savings faster than we anticipated, and finding additional opportunities to grow our business. We expect that the combined strength of the two companies, coupled with substantial cost synergies, will create a business that will produce sales growth above the Company average, with expanding profitability and return.”
Second Quarter Financial Highlights
(For a more detailed presentation of the Company’s results for the quarter, see Second Quarter 2007 Financial Review and Analysis, posted at the Company’s Web site at www.investors.averydennison.com.)

•	Core unit volume grew an estimated 3 percent. The effect of pricing and product mix changes was modestly negative, in line with Company expectations.

•	Operating margin (GAAP basis) was 7.3 percent, compared to 8.8 percent for the same period last year. Excluding the effect of the Paxar acquisition, interest expense, restructuring and asset impairment charges, operating margin declined by 10 basis points to 10 percent. (See Attachment A-3: “Preliminary Reconciliation of GAAP to Non-GAAP Measures”.)

•	The effective tax rate was 23 percent. The Company anticipates that the effective tax rate for the year will be in the range of 20-22 percent, with the potential for volatility between quarters.
Segment Highlights
(See Attachments A-4 and A-6: “Preliminary Supplementary Information, Reconciliation of GAAP to Non-GAAP Supplementary Information” for adjusted operating margins included below.)
•	Pressure-sensitive Materials reported sales of $879 million, up 8.6 percent from $810 million. Organic sales growth for the segment was approximately 4 percent. Segment operating margin (GAAP basis) was 10.1 percent, compared to 9.6 for the same period last year. Operating margin before restructuring costs, asset impairment charges, and the reversal of an accrual related to a patent lawsuit was 9.8 percent, same as the previous year.

•	Retail Information Services reported sales of $219 million, up 20.8 percent from $181 million due to the effect of the Paxar acquisition. Organic sales decline for the segment was approximately one percent. Segment operating margin (GAAP basis) was 0.3 percent, compared to 11.6 percent for the second quarter of 2006. Operating margin before the effects of the acquisition and restructuring costs and asset impairment charges declined 200 basis points to 10.7 percent.

•	Office and Consumer Products sales declined one percent to $263 million. Organic sales decline for the segment was approximately 3 percent. Segment operating margin (GAAP basis) was 16.1 percent, compared to 17.1 percent for the same period last year. Operating margin declined 30 basis points to 16.2 percent, excluding divestiture-related expenses and a gain from curtailment and settlement of a pension obligation.
Outlook for the Year
Reflecting second quarter earnings and the effects of the Paxar acquisition, Avery Dennison announced that it expects earnings for 2007, before restructuring charges and integration costs, to be in the range of $3.90 to $4.10. Prior to the announcement of the Paxar acquisition, the Company had expected earnings of $4.05 to $4.30 before restructuring charges. Dilution from the Paxar acquisition is expected to be in the range of $(0.05) to $(0.10) for the year, before restructuring and integration costs.
     The Company’s earnings expectations reflect an assumption of reported revenue growth from continuing operations in the range of 14 to 16 percent, including a 9 percent contribution from the Paxar acquisition (net of divestitures), and an estimated 3.5 to 4 percent benefit from currency translation.
(For a more detailed presentation of the Company’s assumptions underlying its 2007 earnings expectations, see Second Quarter 2007 Financial Review and Analysis, posted at the Company’s Web site at www.investors.averydennison.com.)
Note: Throughout this release, all calculations of amounts on a per share basis reflect fully diluted shares outstanding.
     Avery Dennison is a global leader in pressure-sensitive labeling materials, retail tag, ticketing and branding systems, and office products. Based in Pasadena, Calif., Avery Dennison is a FORTUNE 500 Company with 2006 sales of $5.6 billion. Following the acquisition of Paxar in 2007, Avery Dennison employs more than 30,000 individuals in 51 countries worldwide, who develop, manufacture and market a wide range of products for both consumer and industrial markets. Products offered by Avery Dennison include: Fasson brand self-adhesive materials; Avery Dennison and Paxar brand products for the retail and apparel industries; Avery brand office products and graphics imaging media; specialty tapes, peel-and-stick postage stamps, and labels for a wide variety of automotive, industrial and durable goods applications.
# # #
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
     Certain statements contained in this news release are “forward-looking” statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including but not limited to fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions, including synergies expected from the integration of the Paxar business in the time and at the cost anticipated; foreign currency exchange rates; worldwide and local economic conditions; impact of competitive products and pricing; selling prices; impact of legal proceedings, including the Australian Competition and Consumer Commission investigation into industry competitive practices, and any related proceedings or lawsuits pertaining to this investigation or to the subject matter thereof or of the concluded investigations by the U.S. Department of Justice (“DOJ”), the European Commission, and the Canadian Department of Justice (including purported class actions seeking treble damages for alleged unlawful competitive practices, and a purported class action related to alleged disclosure and fiduciary duty violations pertaining to alleged unlawful competitive practices, which were filed after the announcement of the DOJ investigation), as well as the impact of potential violations of the U.S. Foreign Corrupt Practices Act based on issues in China; impact of epidemiological events on the economy and the Company’s customers and suppliers; successful integration of acquisitions; financial condition and inventory strategies of customers; timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; and other matters referred to in the Company’s SEC filings.
     The Company believes that the most significant risk factors that could affect its ability to achieve its stated financial expectations in the near-term include (1) the impact of economic conditions on underlying demand for the Company’s products; (2) the impact of competitors’ actions, including expansion in key markets, product offerings and pricing; (3) the degree to which higher raw material and energy-related costs can be passed on to customers through selling price increases (and previously implemented selling price increases can be sustained), without a significant loss of volume; (4) potential adverse developments in legal proceedings and/or investigations regarding competitive activities, including possible fines, penalties, judgments or settlements; and (5) the ability of the Company to achieve and sustain targeted cost reductions, including expected synergies associated with the Paxar integration.
     For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s Form 10-K, filed on February 28, 2007, with the Securities and Exchange Commission. The forward-looking statements included in this news release are made only as of the date of this news release, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.
For more information and to listen to a live broadcast or an audio replay of the 2nd
Quarter conference call with analysts, visit the Avery Dennison Web site at
www.investors.averydennison.com

AVERY DENNISON
PRELIMINARY CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Six Months Ended
	Jun. 30, 2007	Jul. 01, 2006	Jun. 30, 2007	Jul. 01, 2006

Net sales	$1,523.5	$1,409.7	$2,913.4	$2,746.9

Cost of products sold	1,113.7	1,016.7	2,139.2	1,998.7

Gross profit	409.8	393.0	774.2	748.2

Marketing, general & administrative expense	270.8	251.3	519.1	496.1

Interest expense	20.1	13.6	35.2	28.1

Other expense, net (1)	7.5	4.0	9.6	11.6

Income from continuing operations before taxes	111.4	124.1	210.3	212.4

Taxes on income	25.6	27.7	45.3	47.1

Income from continuing operations	85.8	96.4	165.0	165.3

Income from discontinued operations, net of taxes	—	15.6	—	15.4

Net income	$85.8	$112.0	$165.0	$180.7

Per share amounts:
Net income per common share, assuming dilution

Continuing operations	$0.87	$0.96	$1.67	$1.65

Discontinued operations	—	0.16	—	0.15

Net income per common share, assuming dilution	$0.87	$1.12	$1.67	$1.80

Average common shares outstanding, assuming dilution	98.7	100.4	98.8	100.3

Common shares outstanding at period end	98.2	100.1	98.2	100.1

(1)	Other expense, net, for the second quarter of 2007 includes $10.4 of asset impairment charges and restructuring costs and $.3 of expenses related to a divestiture, partially offset by a reversal of ($3.2) related to a patent lawsuit.

Other expense, net, for the second quarter of 2006 includes $6.1 of restructuring costs and asset impairment charges, charitable contribution of $10 to Avery Dennison Foundation, partially offset by gain on sale of investment of ($10.5) and gain from curtailment and settlement of a pension obligation of ($1.6).

Other expense, net, for 2007 YTD includes $12.5 of asset impairment charges and restructuring costs and $.3 of expenses related to a divestiture, partially offset by a reversal of ($3.2) related to a patent lawsuit.

Other expense, net, for 2006 YTD includes $13.3 of restructuring costs and asset impairment charges, legal accrual related to a patent lawsuit of $.4 and charitable contribution of $10 to Avery Dennison Foundation, partially offset by gain on sale of investment of ($10.5) and gain from curtailment and settlement of a pension obligation of ($1.6).
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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K
Avery Dennison reports financial results in accordance with U.S. GAAP, and herein provides some non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for, GAAP financial measures. These non-GAAP financial measures are intended to supplement the Company’s presentation of its financial results that are prepared in accordance with GAAP.
The Company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative (e.g. gains on sales of assets, restructuring charges, asset impairments, effects of acquisitions and related costs, etc.), from certain of the Company’s GAAP measures, the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company’s “core” or “underlying” operating results. These non-GAAP measures are used internally to evaluate trends in the Company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period.
Limitations associated with the use of the Company’s non-GAAP measures include (1) the exclusion of items that recur from time to time (e.g. restructuring, asset impairment charges, discontinued operations, etc.) from calculations of the Company’s earnings and operating margin; (2) the exclusion of the effects of acquisitions, including integration costs and interest expense from incremental borrowings to fund acquisitions; (3) the exclusion of interest expense from the calculation of the Company’s operating margin; and (4) the exclusion of any mandatory debt service requirements, as well as the exclusion of other uses of the cash generated by operating activities that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchase, acquisitions, etc.) for calculation of free cash flow. While some of the items the Company excludes from GAAP measures recur, these items tend to be disparate in amount and timing. Based upon feedback from investors and financial analysts, the Company believes that supplemental non-GAAP measures provide information that is useful to the assessment of the Company’s performance and operating trends.
The reconciliation set forth below is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.
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AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Six Months Ended
	Jun. 30, 2007	Jul. 01, 2006	Jun. 30, 2007	Jul. 01, 2006

Reconciliation of GAAP to Non-GAAP Operating Margin:

Net sales	$1,523.5	$1,409.7	$2,913.4	$2,746.9

Income from continuing operations before taxes	$111.4	$124.1	$210.3	$212.4

GAAP Operating Margin	7.3%	8.8%	7.2%	7.7%

Net sales	$1,523.5	$1,409.7	$2,913.4	$2,746.9
Net sales — Paxar	(36.7)	—	(36.7)	—

Adjusted Non-GAAP net sales excluding Paxar	$1,486.8	$1,409.7	$2,876.7	$2,746.9

Income from continuing operations before taxes	$111.4	$124.1	$210.3	$212.4

Non-GAAP adjustments:
Restructuring costs	0.9	4.7	3.0	10.1
Asset impairment charges	—	1.4	—	3.2
Asset impairment charges — acquisition related(1)	9.5	—	9.5	—
Integration costs associated with the Paxar acquisition	8.3	—	8.3	—
Paxar operating loss	0.7	—	0.7	—
Other (2)	(2.9)	(2.1)	(2.9)	(1.7)
Interest expense	20.1	13.6	35.2	28.1

Adjusted non-GAAP operating income before taxes and interest expense	$148.0	$141.7	$264.1	$252.1

Adjusted Non-GAAP Operating Margin, excluding Paxar	10.0%	10.1%	9.2%	9.2%

Reconciliation of GAAP to Non-GAAP Net Income:

As reported net income	$85.8	$112.0	$165.0	$180.7
Non-GAAP adjustments, net of taxes:
Restructuring costs	0.7	3.6	2.4	7.8
Asset impairment charges	—	1.1	—	2.5
Asset impairment charges — acquisition related	7.3	—	7.3	—
Integration costs associated with the Paxar acquisition	6.4	—	6.4	—
Paxar net loss	0.5	—	0.5	—
Other	(2.2)	(1.6)	(2.2)	(1.3)
Interest expense associated with borrowings to fund the acquisition	2.4	—	2.4	—
Income from discontinued operations	—	(15.6)	—	(15.4)

Adjusted Non-GAAP Net Income, excluding Paxar	$100.9	$99.5	$181.8	$174.3

Reconciliation of GAAP to Non-GAAP Earnings Per Share:

As reported income per common share, assuming dilution	$0.87	$1.12	$1.67	$1.80
Non-GAAP adjustments per share, net of taxes:
Restructuring costs	0.01	0.04	0.03	0.08
Asset impairment charges	—	0.01	—	0.02
Asset impairment charges — acquisition related	0.07	—	0.07	—
Integration costs associated with the Paxar acquisition	0.06	—	0.06	—
Paxar net loss	0.01	—	0.01	—
Other	(0.02)	(0.02)	(0.02)	(0.01)
Interest expense associated with borrowings to fund the acquisition	0.02	—	0.02	—
Income from discontinued operations	—	(0.16)	—	(0.15)

Adjusted Non-GAAP income per common share excluding Paxar, assuming dilution	$1.02	$0.99	$1.84	$1.74

Average common shares outstanding, assuming dilution	98.7	100.4	98.8	100.3

(1)	2007 QTD and YTD includes asset impairment charges related to software assets.

(2)	2007 QTD and YTD includes reversal of an accrual for a patent lawsuit of ($3.2), partially offset by expenses of $.3 related to a divestiture.

2006 QTD includes gain from curtailment and settlement of a pension obligation of ($1.6) and gain on sale of investment of ($10.5), partially offset by charitable contribution of $10 to Avery Dennison Foundation.

2006 YTD includes gain from curtailment and settlement of a pension obligation of ($1.6) and gain on sale of investment of ($10.5), partially offset by charitable contribution of $10 to Avery Dennison Foundation and legal accrual related to a patent lawsuit of $.4.
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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	Second Quarter Ended
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2007	2006	2007 (1)	2006 (2)	2007	2006

Pressure-sensitive Materials	$879.3	$809.5	$88.9	$77.4	10.1%	9.6%
Office and Consumer Products	262.7	265.4	42.3	45.3	16.1%	17.1%
Retail Information Services	219.1	181.4	0.6	21.0	0.3%	11.6%
Other specialty converting businesses	162.4	153.4	6.9	4.6	4.2%	3.0%
Corporate Expense	N/A	N/A	(7.2)	(10.6)	N/A	N/A
Interest Expense	N/A	N/A	(20.1)	(13.6)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$1,523.5	$1,409.7	$111.4	$124.1	7.3%	8.8%

(1)	Operating income for the second quarter of 2007 includes $10.4 of asset impairment charges and restructuring costs, $8.3 of integration costs associated with the Paxar acquisition and $.3 of expenses related to a divestiture, partially offset by a reversal of ($3.2) related to a patent lawsuit; of the total $15.8, the Pressure-sensitive Materials segment recorded ($2.7), the Office and Consumer Products segment recorded $.3 and the Retail Information Services segment recorded $18.2.

(2)	Operating income for the second quarter of 2006 includes $6.1 of restructuring costs and asset impairment charges, charitable contribution of $10 to Avery Dennison Foundation, partially offset by gain on sale of investment of ($10.5) and gain from curtailment and settlement of a pension obligation of ($1.6); of the total $4, the Pressure-sensitive Materials segment recorded $2.1, the Office and Consumer Products segment recorded ($1.6), the Retail Information Services segment recorded $2, the other specialty converting businesses recorded $.7 and Corporate recorded $.8.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Second Quarter Ended
	OPERATING INCOME		OPERATING MARGINS
	2007	2006	2007	2006

Pressure-sensitive Materials
Operating income, as reported	$88.9	$77.4	10.1%	9.6%
Non-GAAP adjustments:
Restructuring costs	0.5	2.0	—	0.2%
Asset impairment charges	—	0.1	—	—
Reversal of an accrual for a patent lawsuit	(3.2)	—	(0.3%)	—

Adjusted non-GAAP operating income	$86.2	$79.5	9.8%	9.8%

Office and Consumer Products
Operating income, as reported	$42.3	$45.3	16.1%	17.1%
Non-GAAP adjustments:
Gain from curtailment and settlement of a pension obligation	—	(1.6)	—	(0.6%)
Expenses related to a divestiture	0.3	—	0.1%	—

Adjusted non-GAAP operating income	$42.6	$43.7	16.2%	16.5%

Retail Information Services
See Attachment A-6: “Preliminary Supplementary Information — Retail Information Services Segment”.

Other specialty converting businesses
Operating income, as reported	$6.9	$4.6	4.2%	3.0%
Non-GAAP adjustments:
Restructuring costs	—	0.7	—	0.5%

Adjusted non-GAAP operating income	$6.9	$5.3	4.2%	3.5%

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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	Six Months Year-to-Date
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2007	2006	2007(1)	2006(2)	2007	2006

Pressure-sensitive Materials	$1,739.3	$1,596.7	$170.8	$143.3	9.8%	9.0%
Office and Consumer Products	477.1	505.3	68.8	81.1	14.4%	16.0%
Retail Information Services	375.4	335.2	7.8	28.6	2.1%	8.5%
Other specialty converting businesses	321.6	309.7	17.8	10.8	5.5%	3.5%
Corporate Expense	N/A	N/A	(19.7)	(23.3)	N/A	N/A
Interest Expense	N/A	N/A	(35.2)	(28.1)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$2,913.4	$2,746.9	$210.3	$212.4	7.2%	7.7%

(1)	Operating income for 2007 includes $12.5 of asset impairment charges and restructuring costs, $8.3 of integration costs associated with the Paxar acquisition and $.3 of expenses related to a divestiture, partially offset by a reversal of ($3.2) related to a patent lawsuit; of the total $17.9, the Pressure-sensitive Materials segment recorded ($1.2), the Office and Consumer Products segment recorded $.9 and the Retail Information Services segment recorded $18.2.

(2)	Operating income for 2006 includes $13.3 of restructuring costs and asset impairment charges, legal accrual related to a patent lawsuit of $.4 and charitable contribution of $10 to Avery Dennison Foundation, partially offset by gain on sale of investment of ($10.5) and gain from curtailment and settlement of a pension obligation of ($1.6); of the total $11.6, the Pressure-sensitive Materials segment recorded $6.1, the Office and Consumer Products segment recorded ($.8), the Retail Information Services segment recorded $4.3, the other specialty converting businesses recorded $.7 and Corporate recorded $1.3.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Six Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS
	2007	2006	2007	2006

Pressure-sensitive Materials
Operating income, as reported	$170.8	$143.3	9.8%	9.0%
Non-GAAP adjustments:
Restructuring costs	2.0	4.6	0.2%	0.3%
Asset impairment charges	—	1.1	—	0.1%
(Reversal) accrual of a patent lawsuit	(3.2)	0.4	(0.2%)	—

Adjusted non-GAAP operating income	$169.6	$149.4	9.8%	9.4%

Office and Consumer Products
Operating income, as reported	$68.8	$81.1	14.4%	16.0%
Non-GAAP adjustments:
Gain from curtailment and settlement of a pension obligation	—	(1.6)	—	(0.3%)
Restructuring costs	0.6	0.8	0.1%	0.2%
Expenses related to a divestiture	0.3	—	0.1%	—

Adjusted non-GAAP operating income	$69.7	$80.3	14.6%	15.9%

Retail Information Services
See Attachment A-6: “Preliminary Supplementary Information — Retail Information Services Segment”.

Other specialty converting businesses
Operating income, as reported	$17.8	$10.8	5.5%	3.5%
Non-GAAP adjustments:
Restructuring costs	—	0.7	—	0.2%

Adjusted non-GAAP operating income	$17.8	$11.5	5.5%	3.7%

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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
RETAIL INFORMATION SERVICES SEGMENT
(In millions)

			(UNAUDITED)
	Second Quarter Ended
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2007	2006	2007	2006	2007	2006

Retail Information Services, as reported	$219.1	$181.4	$0.6	$21.0	0.3%	11.6%
Paxar operating results	(36.7)	—	0.7	—	(1.9%)	—

Subtotal	$182.4	$181.4	1.3	21.0	0.7%	11.6%

Non-GAAP adjustments:
Asset impairment charges — acquisition related(1)			9.5	—	5.2%	—
Paxar integration expense			8.3	—	4.6%	—
Restructuring costs			0.4	2.0	0.2%	1.1%

Adjusted non-GAAP operating income excluding Paxar			$19.5	$23.0	10.7%	12.7%

			(UNAUDITED)
	Six Months Year-to-Date
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2007	2006	2007	2006	2007	2006

Retail Information Services, as reported	$375.4	$335.2	$7.8	$28.6	2.1%	8.5%
Paxar operating results	(36.7)	—	0.7	—	(1.9%)	—

Subtotal	$338.7	$335.2	8.5	28.6	2.5%	8.5%

Non-GAAP adjustments:
Asset impairment charges			—	0.3	—	0.1%
Asset impairment charges — acquisition related(1)			9.5	—	2.8%	—
Paxar integration expense			8.3	—	2.5%	—
Restructuring costs			0.4	4.0	0.1%	1.2%

Adjusted non-GAAP operating income excluding Paxar			$26.7	$32.9	7.9%	9.8%

(1)	Asset impairment charges related to software assets.
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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)

	(UNAUDITED)
	Jun. 30, 2007	Jul. 01, 2006
ASSETS

Current assets:
Cash and cash equivalents	$76.6	$49.1
Trade accounts receivable, net	1,151.1	898.2
Inventories, net	640.6	479.7
Other current assets	269.8	161.9

Total current assets	2,138.1	1,588.9

Property, plant and equipment, net	1,578.3	1,279.6
Goodwill and intangibles resulting from business acquisitions, net	1,919.6	780.7
Other assets	527.6	588.1

	$6,163.6	$4,237.3

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term and current portion of long-term debt	$1,894.3	$326.5
Accounts payable	708.2	605.4
Other current liabilities	615.6	507.7

Total current liabilities	3,218.1	1,439.6

Long-term debt	506.7	721.1
Other long-term liabilities	615.5	411.8
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	900.9	775.9
Retained earnings	2,222.5	2,040.3
Accumulated other comprehensive loss	(12.8)	(71.1)
Cost of unallocated ESOP shares	(5.7)	(7.7)
Employee stock benefit trusts	(547.5)	(558.7)
Treasury stock at cost	(858.2)	(638.0)

Total shareholders’ equity	1,823.3	1,664.8

	$6,163.6	$4,237.3

-more-

AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)

	(UNAUDITED)
	Six Months Ended
	Jun. 30, 2007	Jul. 01, 2006
Operating Activities:
Net income	$165.0	$180.7

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	79.7	77.9
Amortization	21.1	21.3
Deferred taxes	3.4	3.7
Asset impairment and net loss (gain) on sale and disposal of assets	13.1	(6.1)
Stock-based compensation	10.3	11.9
Other non-cash items, net	(9.9)	(5.2)

	282.7	284.2
Changes in assets and liabilities, net of effect of business acquisitions and divestitures	(151.8)	(151.2)

Net cash provided by operating activities	130.9	133.0

Investing Activities:
Purchase of property, plant and equipment	(94.7)	(80.5)
Purchase of software and other deferred charges	(29.0)	(15.7)
Payments for acquisitions	(1,284.1)	—
Proceeds from sale of assets	1.7	0.9
Proceeds from sale of businesses and investments	—	29.3
Other	0.7	(0.8)

Net cash used in investing activities	(1,405.4)	(66.8)

Financing Activities:
Net increase (decrease) in borrowings (maturities of 90 days or less)	1,423.9	(55.7)
Payments of debt (maturities longer than 90 days)	(11.7)	(1.4)
Dividends paid	(85.4)	(85.7)
Purchase of treasury stock	(63.2)	—
Proceeds from exercise of stock options, net	30.5	18.6
Other	(2.1)	8.0

Net cash provided by (used in) financing activities	1,292.0	(116.2)

Effect of foreign currency translation on cash balances	0.6	0.6

Increase (decrease) in cash and cash equivalents	18.1	(49.4)

Cash and cash equivalents, beginning of period	58.5	98.5

Cash and cash equivalents, end of period	$76.6	$49.1

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